Exhibit 99.2

Execution Copy

AMENDED AND RESTATED SENIOR SECURED

REVOLVING CREDIT AGREEMENT

dated as of

March 31, 2006

between

APOLLO INVESTMENT CORPORATION

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

BANK OF AMERICA, N.A.

CITICORP NORTH AMERICA, INC.,

BEAR STEARNS CORPORATE LENDING INC.,

as Syndication Agents

$1,250,000,000

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

(i)

(ii)

(iii)

SCHEDULE I	-	Commitments
SCHEDULE II	-	Material Agreements and Liens
SCHEDULE III	-	Litigation
SCHEDULE IV	-	Investments
SCHEDULE V	-	Transactions with Affiliates
SCHEDULE VI	-	Moody’s Industry Classification Group List
SCHEDULE VII	-	Approved Dealers and Approved Pricing Services
SCHEDULE VIII	-	Mandatory Cost Schedule

EXHIBIT A - Form of Assignment and Assumption

EXHIBIT B-1 - Copy of Guarantee and Security Agreement

EXHIBIT B-2 - Form of Guarantee and Security Agreement Confirmation

EXHIBIT C - Form of Opinion of Counsel to JPMCB

EXHIBIT D - Form of Borrowing Base Certificate

(iv)

AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of March 31, 2006, between APOLLO INVESTMENT CORPORATION, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Apollo Investment Corporation, a Maryland corporation (the “Borrower”), the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, are parties to a Senior Secured Revolving Credit Agreement dated as of April 14, 2005 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the “Existing Credit Agreement”). Pursuant to the Existing Credit Agreement, certain of the Lenders party hereto have committed to extend credit (by means of loans and letters of credit) in an aggregate principal or face amount of up to $900,000,000. The parties hereto now wish to increase the credit available to the Borrower to $1,250,000,000 and to make certain other amendments to the Existing Credit Agreement and, as so amended, to restate the Existing Credit Agreement in its entirety. Accordingly, the parties hereto agree that the Existing Credit Agreement shall, as of the Restatement Effective Date (the occurrence of which is subject to satisfaction of the conditions precedent specified in Section 4.01), be amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k)).

Revolving Credit Agreement

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Currency” has the meaning assigned to such term in Section 2.13.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business.

“Affiliate Agreements” means, collectively, (a) the Investment Advisory and Management Agreement dated as of March 25, 2004 between the Borrower and Apollo Investment Management, (b) the Administration Agreement dated as of March 25, 2004 between the Borrower and Apollo Investment Administration, LLC and (c) the Trademark License Agreement dated as of March 25, 2004 between the Borrower and Apollo Management LP.

“Agreed Foreign Currency” means, at any time, any of Canadian Dollars, English Pounds Sterling, Euros and, with the agreement of each Multicurrency Lender, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

Revolving Credit Agreement

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Apollo Investment Management” means Apollo Investment Management, L.P., a Delaware limited partnership.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

“Applicable Financial Statements” means, as at any date, the most-recent audited financial statements of the Borrower delivered to the Lenders, provided that if immediately prior to the delivery to the Lenders of new audited financial statements of the Borrower a Material Adverse Change (the “Pre-existing MAC”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAC shall no longer exist.

“Applicable Margin” means: (a) with respect to any ABR Loan, 0.00% per annum; and (b) with respect to any Eurocurrency Loan, 1.00% per annum.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

Revolving Credit Agreement

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VII or any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule VII or any other pricing or quotation service approved by the Board of Directors of the Borrower and designated in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means any Independent third-party appraisal firm designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act). It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors of the Borrower, Houlihan Lokey and Valuation Research shall be deemed to be Approved Third-Party Appraisers.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the Value of total assets of the Borrower and its Subsidiaries, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Borrower and its Subsidiaries, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e).

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

Revolving Credit Agreement

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurocurrency Loans of the same Class denominated in the same Currency that have the same Interest Period or (c) a Swingline Loan.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit D and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market and (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Revolving Credit Agreement

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; and

(d) fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s, provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities or repurchase agreements) shall not include any such investment of more than 10% of total assets of the Loan Parties in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the

Revolving Credit Agreement

Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Apollo Investment Management.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Dollar Loans, Syndicated Multicurrency Loans or Swingline Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or Multicurrency Commitment. The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means JPMCB in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e).

Revolving Credit Agreement

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e).

“Commitment Termination Date” means April 13, 2011.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate amount of Other Covered Indebtedness on such date minus (z) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(k).

“Currency” means Dollars or any Foreign Currency.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule III.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Commitments is $0.00.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

Revolving Credit Agreement

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Lender” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.

“Dollar Loan” means a Loan denominated in Dollars.

“Dollars” or “$” refers to lawful money of the United States of America.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the

Revolving Credit Agreement

incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent, other than in a case of failure to comply with Section 2.16(e), that such Foreign Lender’s (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

“Existing Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

Revolving Credit Agreement

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase or financing of such assets and which is designated by the Company (as provided below) as a Financing Subsidiary,

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(b) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Financing Subsidiary shall be deemed to be a Financing Subsidiary and shall comply with the foregoing requirements of this definition.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Revolving Credit Agreement

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Security Agreement” means a Guarantee and Security Agreement between the Borrower, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time. A copy of the Guarantee and Security Agreement executed upon the Effective Date under and as defined in the Existing Credit Agreement is attached as Exhibit B-1.

“Guarantee and Security Agreement Confirmation” means a Guarantee and Security Agreement Confirmation between the parties to the Guarantee and Security Agreement substantially in the form of Exhibit B-2.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that, pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request, consistent with the requirements of Section 5.08).

Revolving Credit Agreement

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Industry Classification Group” means (a) any of the Moody’s classification groups set forth in Schedule VI hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.

Revolving Credit Agreement

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and (except as otherwise provided in the last paragraph of Section 2.01) ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

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“Investment Policies” has the meaning assigned to such term in Section 3.10(c).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, JPMCB may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit.

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such currency in the London or other applicable interbank market) at approximately

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11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period. In the event that such rate is not available as described above for any reason, then the LIBO Rate for such Interest Period shall be the rate at which deposits in such Currency in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“LIBOR” means, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market (or, in the case of English Pounds Sterling, in the eurocurrency market).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

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“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $25,000,000.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Commitments is $1,250,000,000.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Lender” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.

“Multicurrency Loan” means a Loan denominated in an Agreed Foreign Currency.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies, provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means Longer-Term Secured Indebtedness.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in

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good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations; and (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, Cash).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

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“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on June 30, 2006.

“Register” has the meaning set forth in Section 9.04.

“Registration Statement” means, the Registration Statement filed with the Securities and Exchange Commission on April 6, 2004 in connection with the initial offering of common stock by the Borrower.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

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“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Multicurrency Commitments.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the Commitment Termination Date, (b) is incurred pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries than those set forth in this Agreement and (c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which have agreed, in a manner satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents.

“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the date hereof by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement. Without limiting the generality of the foregoing, the term “Security Documents” includes the Guarantee and Security Agreement Confirmation.

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“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Borrower and its Subsidiaries at such date.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectibility of the assets sold or the creditworthiness of the associated account debtors ) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable securitizations.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other

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ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (i) its Applicable Dollar Percentage of the total Swingline Exposure incurred under the Dollar Commitments and (ii) its Applicable Multicurrency Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Commitments.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“True-up Date” means April 7, 2006.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

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“Unsecured Longer-Term Indebtedness” means any Indebtedness of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the Commitment Termination Date, (b) is incurred pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) and, in each case, no more restrictive in any material respect upon the Borrower and its Subsidiaries than those set forth in this Agreement and (c) is not secured by any assets of any Obligor.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Loan” or “Syndicated Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated Multicurrency LIBOR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “Multicurrency Borrowing” or “Syndicated Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing” or “Syndicated Multicurrency LIBOR Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires

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otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Subsidiaries. The Borrower has no Subsidiaries on the date hereof; reference in this Agreement to Subsidiaries of the Borrower shall be deemed inapplicable until such time as such Subsidiaries shall in fact come into existence.

SECTION 1.05. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.06. Currencies; Currency Equivalents.

(a) Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered

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Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

(b) Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

Revolving Credit Agreement

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein:

(a) each Dollar Lender agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(b) each Multicurrency Lender agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans, provided that, prior to the True-up Date, all Loans made hereunder shall be Swingline Loans.

Notwithstanding the foregoing, the Multicurrency Lenders shall not be required to make Syndicated Loans to the Borrower in Canadian Dollars if, after giving effect thereto, the Dollar Equivalent thereof shall exceed $200,000,000.

On or prior to the Restatement Effective Date, JPMCB will purchase by assignment all of the Loans made by, and assume all of the Commitments and other obligations hereunder (including in respect of Letters of Credit) of, Lenders party to the Existing Credit Agreement that are not continuing as Lenders hereunder. On the True-up Date, if any Loans shall be outstanding, the Borrower shall (x) borrow from each Multicurrency Lender not a party to the Existing Credit Agreement, and from each Multicurrency Lender that is a party to the Existing Credit Agreement and whose percentage of the aggregate Multicurrency Commitments is greater than its percentage of the Commitments under the Existing Credit Agreement, Loans at such respective rates and Currencies as correspond to the Currencies of Loans then outstanding and (in the case of Eurocurrency Rate Advances) with such respective Interest Periods ending on the

Revolving Credit Agreement

dates of any then-outstanding Interest Periods and (y) prepay each Lender in such amounts (if any) as shall be necessary so that after giving effect to such Loans and prepayments, the Loans (and Currencies and Interest Period(s) of Eurodollar Rate Loan(s)) shall be held by the Multicurrency Lenders pro rata in accordance with the respective amounts of their Multicurrency Commitments. To the extent required by the preceding sentence, such borrowings, prepayments and Loans shall be made on a non-ratable basis without regard to the requirements of Section 2.17(c). Such prepayments shall, notwithstanding Section 2.12(d) of the Existing Credit Agreement, be made without payment of interest on the amount prepaid (such interest to be payable on the next Interest Payment Date for the corresponding Loan); each Lender receiving any such prepayment hereby waives any right to receive payments under Section 2.15 of the Existing Credit Agreement in respect of such prepayment.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing of a Class shall be constituted entirely of ABR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts. Each Borrowing (whether Eurocurrency, Syndicated ABR or Swingline) shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

Revolving Credit Agreement

SECTION 2.03. Requests for Syndicated Borrowings.

(a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be made under the Dollar Commitments or the Multicurrency Commitments;

(ii) the aggregate amount and Currency of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Class of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Syndicated

Revolving Credit Agreement

Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one month and, if an Agreed Foreign Currency has been specified, the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one month. If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04. Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans under each Commitment to the Borrower from time to time during the Availability Period, in Dollars and in Agreed Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of both Classes exceeding the Dollar Equivalent of $125,000,000, (ii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), (i) in the case of a Swingline Loan denominated in Dollars, not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan and (ii) in the case of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and whether such Swingline Loan is to be made under the Dollar Commitments or the Multicurrency Commitments. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) (x) in the case of a Swingline

Revolving Credit Agreement

denominated in Dollars, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan and (y) in the case of a Swingline Loan denominated in a Foreign Currency, by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., New York City time on any Business Day, in the case of Swingline Loans denominated in Dollars and (ii) not later than 1:00 p.m., London time on any Business Day, in the case of Swingline Loans denominated in any Foreign Currency, require the Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Class outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Swingline Loan or Loans, provided that no Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified the Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

Subject to the foregoing, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such

Revolving Credit Agreement

amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account in such form as is acceptable to the Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments up to the aggregate amount available to be drawn thereunder.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without

Revolving Credit Agreement

giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000, (ii) the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Commitments, (iii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods.

(e) Participations. By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments, provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders of the respective Class shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit of such Class promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to

Revolving Credit Agreement

Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Revolving Credit Agreement

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

Revolving Credit Agreement

(i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for account of such Lender to the extent of such payment.

(j) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a), Section 2.10(c) or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(c) or the last paragraph of Article VII, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

Revolving Credit Agreement

(l) Existing Letters of Credit. Any Letter of Credit that has been issued under the Existing Credit Agreement and that continues outstanding on the Restatement Effective Date shall automatically be continued as a Letter of Credit hereunder and shall be deemed to have been issued under the Multicurrency Commitments, provided that the adjustment of participations in Letters of Credit shall be effected on the True-up Date.

SECTION 2.06. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.

(a) Elections by the Borrower for Syndicated Borrowings. Subject to Section 2.03(d), the Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and,

Revolving Credit Agreement

in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Syndicated Borrowing of a Class may only be continued or converted into a Syndicated Borrowing of the same Class, (ii) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (iii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

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(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated Eurocurrency Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Eurocurrency Borrowing may have an Interest Period of more than one month’s duration.

SECTION 2.08. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated, the Commitments of each Class shall terminate on the Commitment Termination Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is $25,000,000 or a larger multiple of $5,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments of either Class if, after giving effect to any concurrent prepayment of the Syndicated Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

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(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e) Increase of the Commitments.

(i) Requests for Increase by Borrower. The Borrower may, at any time, propose that the Commitments hereunder of a Class be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date; provided that:

(A) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $25,000,000 or a larger multiple of $5,000,000 in excess thereof;

(B) immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $2,000,000,000;

(C) each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Bank;

(D) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E) the representations and warranties contained in this Agreement shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii) Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such

Revolving Credit Agreement

Commitment Increase Date and the Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(x) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of the affected Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the

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Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Commitments of such Class as so increased.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class as follows:

(i) to the Administrative Agent for account of the Lenders of such Class the outstanding principal amount of the Syndicated Loans of such Class on the Commitment Termination Date;

(ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in Dollars, on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding; and

(iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in a Foreign Currency, on the earlier of the Commitment Termination Date and the fifth Business Day after such Swingline Loan is made.

In addition, on the Commitment Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York

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City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

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SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) Mandatory Prepayments due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii) Prepayment. If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Lenders (through the Administrative Agent), prepay the Syndicated Multicurrency Loans and Swingline Multicurrency Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Multicurrency Loans outstanding, second, to Syndicated Multicurrency Loans outstanding and third, as cover for Multicurrency LC Exposure.

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(c) Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall prepay the Loans (or provide cover for Letters of Credit as contemplated by Section 2.05(k)) or reduce Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is immediately cured, provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share of the aggregate prepayment and reduction of Other Covered Indebtedness and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period.

(d) Mandatory Prepayments due to Change in Investment Policies. In the event that at any time the Borrower or any of its Subsidiaries shall change or modify in any material respect the Investment Policies without the consent of the Required Lenders, the Borrower shall prepay the Loans then outstanding in full, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, provided that it shall not be deemed a material change in Investment Policy if (i) investment size (which in the Registration Statement is stated to normally range from between $25,000,000 and $75,000,000) proportionately increases as the size of the Borrower’s capital base changes or (ii) the Borrower and its Subsidiaries invest up to 30% of their assets in non-U.S. companies.

(e) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, (iii) in the case of prepayment of a Swingline Loan denominated in Dollars, not later than 12:00 noon, New York City time, on the date of prepayment or (iv) in the case of a prepayment of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of

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the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

SECTION 2.11. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 2/10 of 1% on the average daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable within one Business Day after each Quarterly Date and on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit of each Class, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees

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with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees with respect to the Letters of Credit of a Class shall be payable on the date on which the Commitments of such Class terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent obvious error.

SECTION 2.12. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin, provided that the Eurocurrency Borrowings described in clause (x) of the last paragraph of Section 2.01 that are made on the True-up Date shall bear interest at the corresponding rates for the corresponding Eurocurrency Borrowings ending on the last days of the corresponding Interest Periods for such Borrowings as described in said Section.

(c) Foreign Currency Swingline Loans. Swingline Loans denominated in Foreign Currencies shall bear interest at a rate per annum agreed between the Borrower and the Swingline Lender at the time the respective Swingline Loans are made, provided that if any such Loan shall continue outstanding for more than five Business Days, such Loan shall be deemed automatically converted into a Eurocurrency Loan held solely by the Swingline Lender with consecutive Interest Periods of one-month’s duration.

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(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing of a Class (the Currency of such Borrowing herein called the “Affected Currency”):

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

SECTION 2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by the

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Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), by an amount deemed to be material by such Lender or Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

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(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Currency for such Interest Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period.

Payment under this Section shall be made upon request of a Lender delivered not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a certificate of such Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank for, and within 10 Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or

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Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

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(ii) duly completed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(iv) any other form including Internal Revenue Service Form W-8IMY as applicable prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In addition, upon reasonable request of the Borrower or the Administrative Agent, each Foreign Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Foreign Lender, provided it is legally able to do so at the time. Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time the chief tax officer of such Foreign Lender becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or an Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, any Lender or an Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or an Issuing Bank in the event the Administrative

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Agent, any Lender or an Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or an Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest

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Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Syndicated Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender of any Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans, or participations in LC Disbursements or Swingline Loans, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their

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respective Syndicated Loans, and participations in LC Disbursements and Swingline Loans, of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the

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judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

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SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore delivered to the Lenders the following financial statements:

(i) the audited consolidated balance sheet and statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal year ended March 31, 2005, reported on by PricewaterhouseCoopers LLP, independent public accountants; and

(ii) the unaudited interim consolidated balance sheet and statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of and for the three, six and nine-month periods ended, respectively, June 30, 2005, September 30, 2005 and December 31, 2005, in each case certified by a Financial Officer of the Borrower.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its

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Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such interim statements, to year-end audit adjustments and the absence of footnotes.

(b) No Material Adverse Change. Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance (herein, a “Material Adverse Change”) that has had or could reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

SECTION 3.05. Litigation.

(a) Actions, Suits and Proceedings. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.10. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder.

(c) Investment Policies. The Borrower is in compliance with all investment objectives, policies, restrictions and limitations set forth in the “BUSINESS INVESTMENTS” section of its Registration Statement (the “Investment Policies”), except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect, provided that, notwithstanding the foregoing, it shall not be deemed a change in Investment Policy if (i) investment size (which in the Registration Statement is stated to normally range from between $25,000,000 and $75,000,000) proportionately increases as the size of the Borrower’s capital base changes or (ii) the Borrower and its Subsidiaries invest up to 30% of their assets in non-U.S. companies.

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(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11. Material Agreements and Liens.

(a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Part A of Schedule II.

(b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

SECTION 3.12. Subsidiaries and Investments.

(a) Subsidiaries. The Borrower has no Subsidiaries on the date hereof.

(b) Investments. Set forth in Schedule IV is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule IV, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

SECTION 3.13. Properties.

(a) Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

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(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Affiliate Agreements. As of the date hereof, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements (including and schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the date of hereof, each of the Affiliate Agreements is in full force and effect.

ARTICLE IV

CONDITIONS

SECTION 4.01. Restatement Effective Date. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and of the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement and, in the case of any Lender party to the Existing Credit Agreement that is not continuing as a Lender hereunder, a consent from such Lender to the execution and delivery of this Agreement in form and substance satisfactory to the Administrative Agent.

(b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Shearman & Sterling LLP, New York counsel for the Borrower and of Venable LLP, Maryland counsel for the Borrower each in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

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(c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Restatement Effective Date, of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB in substantially the form of Exhibit C (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

(d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

(f) Liens. Results of a recent lien search in each relevant jurisdiction with respect to the Borrower, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted under Section 6.02 or liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent.

(g) Guarantee and Security Agreement Confirmation. The Guarantee and Security Agreement Confirmation, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(h) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and of the obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

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Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless, in addition to the satisfaction of the conditions set forth above in this Section, this Agreement shall have been entered into on or prior to 3:00 p.m. (or such later time as the Administrative Agent may, in its sole discretion, agree), New York City time, on April 28, 2006. The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct (or, in the case of the representations and warranties in Sections 3.03, 3.05 and 3.13 of this Agreement, and in Section 2.03 of the Guarantee and Security Agreement, true and correct in all material respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c) either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

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ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent and the Lenders the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth

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reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.04, 6.04 and 6.07 and (iii) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as at the last day of such accounting period;

(e) promptly but no later than five Business Days after the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f) promptly upon receipt thereof, copies of all significant reports submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

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SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition,

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ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection and Audit Rights.

(a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records.

(b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act, and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will, and will cause its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the provisions of the Investment Company Act and any applicable rules, regulations or orders issued by the Securities and Exchange Commission thereunder.

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SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. In the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary), the Borrower will cause such new Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 upon the Restatement Effective Date or as the Administrative Agent shall have requested.

(b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary.

(c) Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent (i) to create, in favor of the Collateral Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and (ii) to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” over each bank account or securities account of the Obligors, and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Credit Party.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower in the ordinary course of business, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other

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Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.

SECTION 5.10. Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

SECTION 5.11. Investment Policies. The Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12. Portfolio Valuation and Diversification, Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Portfolio Investment to an Industry Classification Group. To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group established by Moody’s, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Portfolio Investment. In the absence of any correlation, the Borrower shall be permitted, upon notice to the Administrative Agent and each Lender to create up to three additional industry classification groups for purposes of this Agreement.

(b) Portfolio Valuation Etc.

(i) Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investment as follows:

(A) Quoted Investments—External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market

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quotations are readily available, the Borrower shall, not less frequently than once each calendar week, determine the market value of such Portfolio Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the mean prices as determined by two Approved Dealers selected by the Borrower,

(x) in the case of bank loans, the mean price as determined by one Approved Dealer selected by the Borrower,

(y) in the case of any Portfolio Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Portfolio Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B) Unquoted Investments—External Review. With respect to Portfolio Investments for which market quotations are not readily available, the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investments, as at the last day of each fiscal quarter, provided that

(x) the Value of any such Portfolio Investment (i.e. a Portfolio Investment for which market quotations are not readily available) acquired during a fiscal quarter shall be deemed to be equal to the cost of such Portfolio Investment until such time as the fair market value of such Portfolio Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of such fiscal quarter and

(y) notwithstanding the foregoing, the Board of Directors of the Borrower may, without the assistance of an Approved Third-Party Appraiser, determine the fair market value of Portfolio Investments so long as the aggregate Value thereof so determined does not at any time exceed 10% of the aggregate Borrowing Base, except that the fair market value of any Portfolio Investment that has been determined without the assistance of an Approved Third-Party Appraiser as at the last day of any fiscal quarter shall be deemed to be zero as at the last day of the

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immediately succeeding fiscal quarter (but effective upon the date upon which the Borrowing Base Certificate for such last day is required to be delivered hereunder) if an Approved Third-Party Appraiser has not assisted the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investments, as at such date.

(C) Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of the Portfolio Investments. If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof, provided that the Value of any Portfolio Investment of the Borrower and its Subsidiaries shall be increased by the net unrealized gain as at the date such Value is determined of any Hedging Agreement entered into to hedge risks associated with such Portfolio Investment and reduced by the net unrealized loss as at such date of any such Hedging Agreement (such net unrealized gain or net unrealized loss, on any date, to be equal to the aggregate amount receivable or payable under the related Hedging Agreement if the same were terminated on such date).

(D) Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements of the foregoing sub-clauses (A), (B) or (C), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero.

(c) Investment Company Diversification Requirements. The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the Investment Company Act) at all times to (i) comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies and (ii) subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RIC’s.

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SECTION 5.13. Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k)), provided that:

(a) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, in accordance with GAAP, that exceeds 10% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 50% of the Advance Rate otherwise applicable;

(b) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 20% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 0%;

(c) the portion of the Borrowing Base attributable to common equity and warrants shall not exceed 25% of the Covered Debt Amount and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 25% of the Covered Debt Amount;

(d) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 20% of Shareholders’ Equity of the Borrower (which for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 0%, provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 30% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 30% of the Shareholders’ Equity shall the Advance Rate applicable to such excess Value be 0%; and

(e) no Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein.

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As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in Section 5.13(a), (b) and (c), the following percentages with respect to such Portfolio Investment:

Portfolio Investment	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.
Performing First Lien Bank Loans	90%	80%
Performing Second Lien Bank Loans	80%	70%
Performing Cash Pay High Yield Securities	70%	60%
Performing Cash Pay Mezzanine Investments	65%	55%
Performing Non-Cash Pay High Yield Securities	60%	50%
Performing Non-Cash Pay Mezzanine Investments	55%	45%
Non-Performing First Lien Bank Loans	65%	55%
Non-Performing Second Lien Bank Loans	55%	45%
Non-Performing High Yield Securities	50%	40%
Non-Performing Mezzanine Investments	50%	40%
Performing Common Equity	50%	40%
Non-Performing Common Equity	25%	0%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a syndicated loan or credit facility.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

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“High Yield Securities” means debt Securities and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.

“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and Preferred Stock in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

“Non-Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof, after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

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“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Performing.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

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“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Value” means, with respect to any Portfolio Investment, the lower of the most recent internal market value as determined pursuant to Section 5.12(b)(ii)(C) and the most recent external market value as determined pursuant to Section 5.12(b)(ii)(A) and (B).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness in an aggregate amount that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) in the case of Secured Longer-Term Indebtedness, taken together with Indebtedness permitted under clauses (a) and (g) of this Section 6.01 does not exceed the Borrowing Base;

(c) Other Permitted Indebtedness;

(d) Indebtedness of Financing Subsidiaries;

(e) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

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(f) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(g) Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness in an aggregate amount (determined at the time of the incurrence of such Indebtedness) not exceeding 5% of Shareholders’ Equity and that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) taken together with Indebtedness permitted under clause (a), and Secured Longer Term Indebtedness permitted under clause (b), of this Section 6.01, does not exceed the Borrowing Base; and

(h) obligations (including Guarantees) in respect of Standard Securitization Undertakings.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens securing obligations of Financing Subsidiaries;

(d) Liens on Special Equity Interests included in the Portfolio Investments of the Borrower but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(e) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 10.03 of the Guarantee and Security Agreement), so long as at the time thereof the aggregate amount of Indebtedness permitted under clauses (a), (b) and (g) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Section 6.07(b); and

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(f) Permitted Liens.

SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clause (d) below, Portfolio Investments (to the extent not otherwise included in clause (x) of this Section).

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments to a Financing Subsidiary so long as (i) after giving effect to such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to

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such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount;

(e) the Borrower may merge or consolidate with any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing; and

(f) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $10,000,000 in any fiscal year.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c) Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;

(d) Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act and the Borrower’s Investment Policies;

(e) Investments in Financing Subsidiaries; and

(f) additional Investments up to but not exceeding $50,000,000 in the aggregate.

For purposes of clause (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

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SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a) dividends with respect to the capital stock of the Borrower payable solely in additional shares of the Borrower’s common stock;

(b) dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to (i) reduce to zero for such taxable year or for the previous taxable year, its investment company taxable income (within the meaning of section 852(b)(2) of the Code, and reduce to zero the tax imposed by section 852(b)(3) of the Code, and (ii) avoid federal excise taxes for such taxable year imposed by section 4982 of the Code;

(c) dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:

(i) no Default shall have occurred and be continuing; and

(ii) the aggregate amount of Restricted Payments made during any taxable year of the Borrower after the date hereof under this clause (c) shall not exceed the sum of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year.

(d) other Restricted Payments so long as (i) on the date of such other Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) no Default shall have occurred and be continuing and (ii) on the date of such other Restricted Payment the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after

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giving effect to such Restricted Payment. For purposes of preparing such Borrowing Base Certificate, (A) the fair market value of Portfolio Investments for which market quotations are readily available shall be the most recent quotation available for such Portfolio Investment and (B) the fair market value of Portfolio Investments for which market quotations are not readily available shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d), provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this sub-clause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 40% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $400,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Restatement Effective Date.

(b) Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 2.00 to 1 at any time.

(c) Liquidity Test. The Borrower will not permit the aggregate Value of the Portfolio Investments that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

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SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) Restricted Payments permitted by Section 6.05, (d) the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule V or (f) any Investment that results in the creation of an Affiliate.

SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor secure the Loans or any Hedging Agreement.

SECTION 6.11. Modifications of Longer-Term Documents. The Borrower will not consent to any modification, supplement or waiver of

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Secured Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of

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this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement) or

(b) any of the Affiliate Agreements, unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

SECTION 6.12. Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than the refinancing of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness, or (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.10(c).

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the Commitment Termination Date;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article)

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payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence) or Sections 5.08(a) and (b) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Sections 5.01(e) and (f) or 5.02 and such failure shall continue unremedied for a period of five or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;

(e) a Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e), provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period;

(f) the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or

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permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

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(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) Apollo Investment Management shall cease to be the investment advisor for the Borrower;

(p) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); or

(q) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph,

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the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other

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Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder

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by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other

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communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 9 West 57th Street, 41st Floor, New York, NY 10019, Attention of Richard Peteka, Chief Financial Officer, (Telecopy No. (212) 515-3441; Telephone No. (212) 515-3488);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention of Missy Barbosa (Telecopy No. (713) 750-2223; Telephone No. (713) 750-3570), provided that, in the case of any notice that relates to a Loan denominated in a Foreign Currency, a copy thereof shall be delivered to J.P. Morgan Europe Limited, 125 London Wall, London. EC2Y-5AJ, Attention: James Beard (Telecopy No. 011-44-207-777 2360/2085; Telephone No. 011-44-207 777 2355);

(iii) if to the Issuing Bank, to JPMorgan Chase Bank, N.A., Attention of Letter of Credit Department, 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610-9128, (Telecopy No. (813) 432-5162; Telephone No. (866) 632-5101);

(iv) if to the Swingline Lender with respect to Swingline Loans denominated in Dollars, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention of Missy Barbosa (Telecopy No. (713) 750-2223; Telephone No. (713) 750-3570); and

(v) if to the Swingline Lender with respect to Swingline Loans denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 125 London Wall, London. EC2Y-5AJ, Attention: James Beard (Telecopy No. 011-44-207-777 2360/2085; Telephone No. 011-44-207 777 2355); and

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to

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procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.06 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as an intralinks or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on intralinks or such equivalent website, provided that the Administrative Agent shall have no responsibility to maintain access to intralinks or an equivalent website.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which

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given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby, or

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure and unused Commitments will be required (A) for any adverse change affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(c)(ii), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

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Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

(c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to a Commitment Increase under Section 2.08(e) to an amount not greater than $2,000,000,000) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee And Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender,

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including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or (ii) a claim brought by the Borrower or any Obligor against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank

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or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent and the Issuing Bank.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated; and

(D) the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective

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date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) Maintenance of Registers by Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that

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(i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Participations. Any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided

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that (i) the consent of the Borrower shall not be required if such Participant does not have the right to receive any non-public information that may be provided pursuant to this Agreement (and the Lender selling such participation agrees with the Borrower at the time of the sale of such participation that it will not deliver such non-public information to the Participant), (ii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder.

(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (e) and (f) of Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

(h) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

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(i) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Revolving Credit Agreement

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in

Revolving Credit Agreement

other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment

Revolving Credit Agreement

in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep

Revolving Credit Agreement

such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

Revolving Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

APOLLO INVESTMENT CORPORATION

By:
Name:	Richard L. Peteka
Title:	CFO & Treasurer

Revolving Credit Agreement

LENDERS

JPMORGAN CHASE BANK, N.A., individually, as Issuing Bank, as Swingline Lender and as Administrative Agent		BANK OF AMERICA, N.A.

By:		By:
Name:	Christine Herrick	Name:
Title:	Vice President	Title:

BEAR STEARNS CORPORATE LENDING INC.		CITICORP NORTH AMERICA, INC.

By:		By:
Name:		Name:
Title:		Title:

WACHOVIA BANK, NATIONAL ASSOCIATION		WESTLB AG, NEW YORK BRANCH

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

MERRILL LYNCH CAPITAL CORPORATION		ROYAL BANK OF CANADA

By:		By:
Name:		Name:
Title:		Title:

Revolving Credit Agreement

SUNTRUST BANK	UBS LOAN FINANCE LLC

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

FORTIS CAPITAL CORP.	ING CAPITAL LLC

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

BANK HAPOALIM B.M.	CALYON NEW YORK BRANCH

By:	By:
Name:	Name:
Title:	Title:

HARRIS NESBITT FINANCING, INC.	SCOTIABANC INC.

By:	By:
Name:	Name:
Title:	Title:

FIRST COMMERCIAL BANK NEW YORK AGENCY

By:
Name:
Title:

Revolving Credit Agreement

SCHEDULE I

Commitments

[See definitions of “Commitment” and “Lenders” in Section 1.01]

Name of Lender	Dollar Commitments	Multicurrency Commitments	Total Commitments
JPMorgan Chase Bank, N.A.	$0.00	$200,000,000	$200,000,000
Bank of America, N.A.	$0.00	$150,000,000	$150,000,000
Bear Stearns Corporate Lending Inc.	$0.00	$150,000,000	$150,000,000
Citicorp North America, Inc.	$0.00	$150,000,000	$150,000,000
Wachovia Bank, National Association	$0.00	$100,000,000	$100,000,000
WestLB AG, New York Branch	$0.00	$100,000,000	$100,000,000
Merrill Lynch Capital Corporation	$0.00	$50,000,000	$50,000,000
Royal Bank of Canada	$0.00	$50,000,000	$50,000,000
SunTrust Bank	$0.00	$50,000,000	$50,000,000
UBS Loan Finance LLC	$0.00	$50,000,000	$50,000,000
Fortis Capital Corp.	$0.00	$40,000,000	$40,000,000
ING Capital LLC	$0.00	$40,000,000	$40,000,000
Bank Hapoalim B.M.	$0.00	$25,000,000	$25,000,000
Calyon New York Branch	$0.00	$25,000,000	$25,000,000
Harris Nesbitt Financing, Inc.	$0.00	$25,000,000	$25,000,000
Scotiabanc Inc.	$0.00	$25,000,000	$25,000,000
First Commercial Bank New York Agency	$0.00	$20,000,000	$20,000,000

Total	$0.00	$1,250,000,000	$1,250,000,000

Schedule I to Revolving Credit Agreement

SCHEDULE II

Material Agreements and Liens

[See Section 3.11, Section 6.01(b) and Section 6.02(c)]

Part A – Material Agreements

The Loan Documents.

Part B – Liens

Pledge of shares of TDS Logistics, Inc. (initial financing statement no. 181210438, 11/09/04, with the Maryland Department of Assessments and Taxation) in connection with credit facility of TDS Logistics, Inc.

Liens under the Loan Documents.

Schedule II to Revolving Credit Agreement

SCHEDULE III

Litigation

[See definition of “Disclosed Matters” in Section 1.01

and Section 3.05]

None.

Schedule III to Revolving Credit Agreement

SCHEDULE IV

Investments

[See Section 3.12]

Apollo Investment Corporation

Portfolio Appraisal

February 28, 2006

Description	Terms	Quantity	% of MV	Unit Cost	Total Cost	Market Price	Market Value	Unrealized Gain/(Loss)
Subordinated Debt/Corporate Notes: - 59.3%
ALM Media Holdings, Inc.	13.00% PIK, 03/15/13	17,649,180	1.2%	99.161	17,501,163	100.000	17,649,180	148,017
AMH Holdings II, Inc.	10.00% Cash/3.625% PIK, 12/01/14	46,825,955	3.2%	97.973	45,876,906	97.500	45,655,306	(221,600)
Anthony International	12.00% Cash/1.5% PIK, 09/01/12	9,706,888	0.7%	98.725	9,583,085	100.000	9,706,888	123,803
API Heat Transfer, Inc.	12.00% Cash/1.75% PIK,12/31/12	19,217,858	1.4%	98.364	18,903,529	100.000	19,217,858	314,329
Associated Materials, Inc.	0.0% (11.25), 03/01/14	51,975,000	2.0%	53.091	27,594,108	53.500	27,806,625	212,517
Brenntag Holding GmbH & Co. KG	E+900 (E+500 Cash/4.00% PIK), 01/20/16	15,023,342	1.3%	118.442	17,793,945	101.250	18,135,474	341,530
Collect America, Ltd.	13.50%, 08/05/12	36,320,000	2.6%	98.100	35,630,098	100.000	36,320,000	689,902
Eurofresh, Inc.	0.0% (14.50), 01/15/14	26,504,000	1.1%	58.368	15,469,930	56.594	14,999,674	(470,256)
Eurofresh, Inc.	11.50%, 01/15/13	50,000,000	3.6%	100.000	50,000,000	101.000	50,500,000	500,000
European Directories (DH5) B.V.	15.735% PIK, 07/01/16	1,857,131	0.2%	119.945	2,227,536	102.000	2,258,448	30,912

Schedule IV to Revolving Credit Agreement

Description	Terms	Quantity	% of MV	Unit Cost	Total Cost	Market Price	Market Value	Unrealized Gain/(Loss)
European Directories (DH7) B.V.	E+950(E+475 Cash, 4.75% PIK), 7/1/15	14,424,003	1.2%	121.953	17,590,453	103.000	17,712,928	122,475
Hanley Wood, LLC	12.25%, 08/01/13	60,000,000	4.2%	99.044	59,426,651	100.000	60,000,000	573,349
Invista	9.25%, 05/12/12	11,500,000	0.9%	100.000	11,500,000	106.750	12,276,250	776,250
Language Line Holdings, Inc.	0.0% (14.125), 06/15/13	27,678,000	0.9%	65.874	18,232,581	48.500	13,423,830	(4,808,751)
Language Line Inc.	11.125%, 06/15/12	27,081,000	1.8%	98.859	26,772,039	92.750	25,117,628	(1,654,412)
Latham Manufacturing Corp.	13.00% Cash/1.00% PIK, 06/30/11	43,651,013	3.1%	98.217	42,872,829	100.000	43,651,013	778,184
Lexicon Marketing (USA) Inc.	12.00% Cash/1.75% PIK, 01/02/12	27,526,363	1.9%	98.250	27,044,716	100.000	27,526,363	481,647
LVI Services, Inc.	11.25% Cash/2.00% PIK, 11/16/12	43,000,000	3.0%	98.05	42,161,777	100.00	43,000,000	838,223
N.E.W. Customer Services Cos.	14.00% PIK, 08/17/13, Convertible	8,320,000	0.7%	100.000	8,320,000	117.315	9,760,572	1,440,572
NSP Holdings, LLC	11.75% PIK, 1/1/12	27,092,733	1.9%	98.117	26,582,449	99.542	26,968,559	386,110
Playpower Holdings Inc.	15.50% PIK, 11/30/12	70,560,155	5.0%	100.000	70,560,155	100.000	70,560,155	0
Pro Mach Merger Sub Inc.	12.00% Cash/1.75% PIK, 06/15/12	19,359,019	1.4%	98.238	19,017,886	100.000	19,359,019	341,133
SCI Holdings, LLC	13.00% PIK, 11/15/13	28,465,111	2.0%	100.00	28,465,111	100.00	28,465,111	0
SigmaKalon Holdco B.V.	E+1000(E+350 Cash/6.50% PIK), 12/31/15	45,000,000	3.8%	121.475	54,663,750	101.250	54,321,891	(341,859)
Sirona Dental Services GmbH	E+950(E+450 Cash/5.00% PIK), 7/1/12	21,823,620	1.9%	119.831	26,151,543	102.420	26,648,017	496,474
Source Media Holdings, Inc.	13.00% PIK, 08/30/12	18,240,056	1.3%	98.127	17,898,385	100.000	18,240,056	341,671
T/Y Merger, Inc.	14.75% (10.0% Cash/4.75% PIK), 02/26/10	18,565,225	1.3%	98.697	18,323,258	100.000	18,565,225	241,967
Travelex Global, Ltd.	GBP L+950(GBP L+425 Cash/5.25% PIK), 10/30/15	13,172,242	1.7%	183.897	24,223,399	103.250	23,817,596	(405,803)
Tumi	L+1100 (L+600 Cash/5.00% PIK),12/31/14	13,010,603	0.9%	100.000	13,010,603	102.000	13,270,815	260,212
WDAC Intermediate Corp.	13.75% PIK, 06/01/15	37,612,654	3.3%	132.913	49,991,959	105.063	47,113,898	(2,878,061)

Total Subordinated Debt/Corporate Notes:			59.3%		843,389,841		842,048,378	(1,341,463)

Schedule IV to Revolving Credit Agreement

Description	Terms	Quantity	% of MV	Unit Cost	Total Cost	Market Price	Market Value	Unrealized Gain/(Loss)
Equity/Partnership Interests: - 6.0%

CA Holding, Inc.	Common Stock	25,000	0.2%	100.000	2,500,000	104.699	2,617,468	117,468

DTPI Holdings, Inc.	Common Stock	200,000	0.0%	10.000	2,000,000	3.386	677,142	(1,322,858)

FSC Holdings, Inc.	Common Stock	10,000	0.7%	1000.000	10,000,000	1,000.00	10,000,000	0
Garden Fresh Restaurant Holding, LLC	Common Stock	50,000	0.4%	100.000	5,000,000	100.00	5,000,000	0
GS Prysmian Co-Invest LP	Limited Partnership		2.6%		24,928,010		36,895,845	11,967,835
Latham Acquisition Corp.	Common Stock	33,091	0.2%	100.000	3,309,114	106.04	3,508,984	199,870

LM Acquisition Ltd.	Common Stock	10,000	1.0%	1000.000	10,000,000	1,469.23	14,692,300	4,692,300

LVI Acquisition Corp.	Common Stock	6,250	0.0%	100.00	625,000	100.00	625,000	0

LVI Acquisition Corp.	Preferred Stock, 14.00% PIK	1,875	0.1%	1000.00	1,875,000	1000.00	1,875,000	0
N.E.W. Customer Services Cos.	Common Stock	1,105,961	0.4%	3.088	3,415,109	4.79	5,297,553	1,882,444
Pro Mach Merger Sub Inc.	Common Stock	150,000	0.1%	10.000	1,500,000	10.00	1,500,000	0
Sorenson Communications Holdings, LLC	Common Stock	570,120	0.0%	0.10	57,012	0.10	57,012	0
Sorenson Communications Holdings, LLC	Preferred Stock, 10.00% PIK	1,943	0.1%	1000.00	1,942,988	1000.00	1,942,988	0

T/Y Merger, Inc.	Common Stock	250,000	0.1%	10.000	2,500,000	3.12	780,000	(1,720,000)

Total Equity/Partnership Interests:			6.0%		69,652,233		85,469,292	15,817,059

Schedule IV to Revolving Credit Agreement

Apollo Investment Corporation

Portfolio Appraisal

February 28, 2006

Description	Terms	Quantity	% of MV	Unit Cost	Total Cost	Market Price	Market Value	Unrealized Gain/(Loss)
Bank Debt/Senior Secured Debt: - 34.7%

1st Lien - 2.6%
Alliance Mortgage Investments, Inc.	L+725, 06/01/10	36,562,500	2.6%	100.004	36,564,040	100.000	36,562,500	(1,540)

Total 1st Lien Bank Debt:			2.6%		36,564,040		36,562,500	(1,540)

2nd Lien - 32.1%
ALM Media Holdings, Inc.	L+575, 03/07/11	27,750,000	2.0%	100.000	27,750,000	100.000	27,750,000	0
American Asphalt & Grading Co.	L+700, 7/1/2011	26,500,000	1.9%	100.000	26,500,000	99.500	26,367,500	(132,500)

American Safety Razor	L+625, 09/21/12	13,500,000	1.0%	100.000	13,500,000	101.500	13,702,500	202,500

Anthony International	L+750, 09/01/11	13,000,000	0.9%	99.173	12,892,455	100.000	13,000,000	107,545
CHI Overhead Doors, Inc.	L+800, 10/31/11	10,000,000	0.7%	99.570	9,957,019	100.500	10,050,000	92,981

Clean Earth, Inc.	L+700, 10/14/11	25,000,000	1.8%	99.880	24,970,072	101.250	25,312,500	342,428
Cygnus Business Media	L+700, 01/13/10	10,000,000	0.7%	99.265	9,926,542	99.500	9,950,000	23,458
Diam International	L+825, 07/01/12	20,000,000	1.3%	100.000	20,000,000	89.000	17,800,000	(2,200,000)
Dr. Leonard’s Healthcare Corp.	L+700, 07/31/12	22,000,000	1.6%	100.000	22,000,000	100.250	22,055,000	55,000

DX III Holdings Corp.	L+825, 07/28/11	55,000,000	4.0%	98.032	53,917,672	103.000	56,650,000	2,732,328
Garden Fresh Restaurant Corp.	L+750, 12/22/11	25,000,000	1.8%	99.021	24,755,161	100.000	25,000,000	244,839

Healthy Directions, LLC	L+800, 08/31/11	14,962,500	1.1%	100.000	14,962,500	100.500	15,037,312	74,812

Schedule IV to Revolving Credit Agreement

Description	Terms	Quantity	% of MV	Unit Cost	Total Cost	Market Price	Market Value	Unrealized Gain/(Loss)
Natural Products Group, LLC	L+700, 08/16/12	25,000,000	1.8%	98.960	24,740,082	100.250	25,062,500	322,418
NES Rental Holdings Inc.	L+600, 08/17/10	24,625,000	1.8%	100.000	24,625,000	101.500	24,994,375	369,375
N.E.W. Customer Service Cos.	L+700, 07/01/12	50,000,000	3.6%	100.00	50,000,000	101.75	50,875,000	875,000

PGT Industries	L+700, 08/14/12	40,000,000	2.9%	100.000	40,000,000	101.875	40,750,000	750,000
Sorenson Communications, Inc.	L+700, 11/15/12	17,000,000	1.2%	100.00	17,000,000	102.58	17,439,161	439,161
Survey Sampling International , LLC	L+725, 05/07/12	7,500,000	0.5%	99.770	7,482,719	101.063	7,579,688	96,968

Tumi	L+650, 06/30/14	3,000,000	0.2%	100.000	3,000,000	101.000	3,030,000	30,000
United Site Services Inc.	L+800, 06/30/10	13,461,538	0.9%	98.774	13,296,542	100.000	13,461,538	164,996
Wyle	L+650, 07/28/11	10,000,000	0.7%	100.000	10,000,000	102.031	10,203,130	203,130

Total 2nd Lien Bank Debt:			32.1%		451,275,765		456,070,204	4,794,438

Total Bank Debt/Senior Secured Debt:			34.7%		487,839,805		492,632,704	4,792,898

Totals:			100.0%		1,400,881,879		1,420,150,374	19,268,495

Schedule IV to Revolving Credit Agreement

SCHEDULE V

Transactions with Affiliates

[See Section 6.08]

1.	Amended and Restated Investment Advisory and Management Agreement, dated as of March 25, 2004, between the Borrower and Apollo Investment Management, L.P., as amended.

2.	Amended and Restated Administration Agreement, dated as of March 25 2004, between the Borrower and Apollo Investment Administration, LLC, as amended.

3.	License Agreement dated March 25, 2004, between the Borrower and Apollo Management, L.P., as amended.

Schedule V to Revolving Credit Agreement

SCHEDULE VI

Moody’s Industry Classification Group List

[See definition of “Industry Classification Group” in Section 1.01]

•      Aerospace and Defense

•      Auto sector

•      Banking

•      Beverage, Food and Tobacco

•      Broadcasting and entertainment

•      Building materials

•      Buildings and real estate

•      Business services

•      Cable television

•      Cargo Transport

•      Chemicals, Plastics and Rubber

•      Communications

•      Containers, packaging and glass

•      Consumer products

•      Distribution

•      Diversified / Conglomerate Manufacturing

•      Diversified / Conglomerate Service

•      Diversified Natural Resources, Precious Metals and Minerals

•      Ecological

•      Education

•      Electronics

•      Energy/Utilities

•      Healthcare, Education and Childcare

•      Home and Office Furnishings, Housewares and Durable Consumer Products

•      Homebuilding

•      Hotels, Motels, Inns and Gaming

•      Insurance

•      Leisure, Amusement, Motion Pictures, Entertainment

•      Lodging/Leisure/ Resorts

•      Machinery (Non-Agriculture, Non-Construction and Non-Electronic)

•      Manufacturing/Basic industry

•      Media

•      Mining, Steel, Iron and Non-Precious Metals

•      Oil and Gas

•      Packaging

•      Personal and Non-Durable Consumer Products (Manufacturing Only)

•      Personal, Food and Miscellaneous Services

•      Personal Transportation

Schedule VI to Revolving Credit Agreement

• Environmental services • Farming and Agriculture • Finance • Financial services • Food • Grocery	• Printing and Publishing • Restaurants • Retail • Retail Store • Telecommunications • Textiles and Leather • Transportation • Utilities

Schedule VI to Revolving Credit Agreement

SCHEDULE VII

Approved Dealers and Pricing Services

[See definition of “Approved Dealers” and

“Approved Pricing Services” in Section 1.01]

Part A – Approved Dealers

Banc of America Securities

Bank of Montreal

Barclays Capital

Bear Stearns

CIBC

Citigroup

CSFB

Deutsche

GE Commercial Finance

Goldman

Jeffries

JPMorgan

Lehman

Merrill Lynch

Morgan Stanley

Royal Bank of Canada

Royal Bank of Scotland

The Bank of New York

Toronto Dominion

UBS

Wachovia

Part B – Approved Pricing Services

Bloomberg

FT Interactive Data Corp.

Loan Pricing Corp.

Schedule VII to Revolving Credit Agreement

EXHIBIT A

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrower:	Apollo Investment Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

1	Select as applicable.

Assignment and Assumption

5.	Credit Agreement:	The $1,250,000,000 Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 31, 2006 between Apollo Investment Corporation, the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent

6.	Assigned Interest:

Class Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                          , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Dollar Commitment”, “Multicurrency Commitment”, etc.)
3	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Assignment and Assumption

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By
Title:

[Consented to:][5]

APOLLO INVESTMENT COMPANY

By
Title:

4	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
5	To be added only when the consent of the Borrower is required by the terms of the Credit Agreement.

Assignment and Assumption

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption

EXHIBIT B-1

[Copy of Guarantee and Security Agreement]

GUARANTEE AND SECURITY AGREEMENT

dated as of April 14, 2005

between

APOLLO INVESTMENT CORPORATION,

as Borrower

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Guarantee and Security Agreement

Section 6.	Designation of Designated Indebtedness; Recordkeeping, Etc	20

6.01	Designation of Other Secured Indebtedness	20
6.02	Recordkeeping	20

Section 7.	Covenants of the Obligors	21

7.01	Delivery and Other Perfection	21
7.02	Other Financing Statements or Control	21
7.03	Additional Subsidiary Guarantors	22

Section 8.	Acceleration Notice; Remedies; Distribution of Collateral	22

8.01	Notice of Acceleration	22
8.02	Preservation of Rights	22
8.03	Events of Default, Etc.	22
8.04	Deficiency	24
8.05	Private Sale	24
8.06	Application of Proceeds	24
8.07	Attorney–in–Fact	25

Section 9.	The Collateral Agent	25

9.01	Appointment, Powers and Immunities	25
9.02	Information Regarding Secured Parties	26
9.03	Reliance by Collateral Agent	26
9.04	Rights as a Secured Party	27
9.05	Indemnification	27
9.06	Non–Reliance on Collateral Agent and Other Secured Parties	27
9.07	Failure to Act	28
9.08	Resignation of Collateral Agent	28
9.09	Agents and Attorneys-in-Fact	29

Section 10.	Miscellaneous	29

10.01	Notices	29
10.03	Amendments, Etc.	29
10.04	Expenses; Indemnity; Damage Waiver	30
10.05	Successors and Assigns	31
10.06	Counterparts; Integration; Effectiveness; Electronic Execution	31
10.07	Severability	32
10.08	Governing Law; Submission to Jurisdiction	32
10.09	Waiver of Jury Trial	33
10.10	Headings	33

Guarantee and Security Agreement

GUARANTEE AND SECURITY AGREEMENT

GUARANTEE AND SECURITY AGREEMENT dated as of April 14, 2005, between APOLLO INVESTMENT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”); each entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 7.03 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the date hereof pursuant to Section 6.01 hereof; and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution and delivery of this Agreement the Borrower, certain lenders and the Administrative Agent are entering into a Credit Agreement dated as of April 14, 2005 (the “Credit Agreement”) pursuant to which such lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the date hereof wish to incur additional indebtedness permitted under the Credit Agreement that the Borrower wishes to designate as “Designated Indebtedness” under this Agreement to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Credit Agreement, and the holders of such “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Administrative Agent (on behalf of itself and such lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

Guarantee and Security Agreement

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Indorsement”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. In addition, as used herein:

“Acceleration” means the Secured Obligations of any Secured Party having been declared (or become) due and payable following a default by the Borrower and expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 8.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common Control with the Person specified (for purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; “controlled” has the meaning correlative thereto).

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 4.

Guarantee and Security Agreement

“Control” means “control” as defined in Section 9–104, 9–105, 9–106 or 9–107 of the NYUCC.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement, including in each case in respect of the principal of and interest on the loans made, or letters of credit issued, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders or any of them under or in respect of the Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Custodian” means JPMorgan Chase Bank, N.A., as custodian holding Portfolio Investments on behalf of the Obligors, or any successor in such capacity. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Debt Documents” means, collectively, the Credit Agreement, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Default” means any event that with notice or lapse of time or both would become an Event of Default.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment, that such Portfolio Investment is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner satisfactory to the Collateral Agent (it being understood that, until the Collateral Agent advises the Borrower that it is not satisfied, the conditions set forth below shall be deemed to have been met):

(a) subject to clause (m) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or a Clearstream Security), that such Certificated Security is in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank (or that such Certificated Security is in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank under an arrangement where either (i) the Custodian has agreed to hold such Certificated Security as bailee on behalf of the Collateral Agent or (ii) the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account);

Guarantee and Security Agreement

(b) subject to clause (m) below, in the case of each Instrument, that such Instrument is in the possession of the Collateral Agent Indorsed to the Collateral Agent or in blank (or that such Instrument is in the possession of the Custodian Indorsed to the Custodian or in blank under an arrangement where the Custodian has agreed to hold such Instrument as bailee on behalf of the Collateral Agent);

(c) subject to clause (m) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or that such Uncertificated Security is registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(d) subject to clause (m) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation), or that such Clearing Corporation Security is credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(e) in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations, provided that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to Control over such Security under the NYUCC;

(f) in the case of each U.S. Government Security, that such U.S. Government Security is credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or that such U.S. Government Security is credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security

Guarantee and Security Agreement

Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(g) subject to clause (m) below, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien, provided that the provisions of this clause (g) shall not apply to any Investment referred to in Part B of Schedule II of the Credit Agreement (which Investments are deemed Delivered);

(h) in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is in the possession of the Collateral Agent in the United States (or in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Collateral Agent) and any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(i) in the case of each General Intangible (including any participation in a debt obligations) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC–1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed in the jurisdiction of organization of such relevant Obligor, provided that in the case of a participation in a debt obligation that is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as bailee on behalf of the Collateral Agent) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating

Guarantee and Security Agreement

institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights equivalent to Control over such Instrument under the NYUCC;

(j) in the case of each General Intangible (including any participation in a debt obligations) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority security interest in such General Intangible under the NYUCC;

(k) in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(l) in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Collateral Agent has Control as described in clause (k) above;

(m) in the case of any Certificated Security, Uncertificated Security, Instrument or Special Equity Interest either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest; and

(n) in the case of each Portfolio Investment not of a type covered by the foregoing clauses (a) through (m) that such Portfolio Investment has been transferred to the Collateral Agent in accordance with applicable law and regulation.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Other Secured Indebtedness under and as defined in the Credit Agreement that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

Guarantee and Security Agreement

“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of the Borrower to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on the notes or other instruments issued thereunder, all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement and any comparable event under any Designated Indebtedness Document or Hedging Agreement.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee or agent for the holders of such Designated Indebtedness.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Guarantee and Security Agreement

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B between the Collateral Agent and an entity that, pursuant to Section 7.03, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.03).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Agreement Obligations” means, collectively, all obligations of the Borrower to any Lender (or any affiliate thereof) under any Hedging Agreement, including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Lender (or any affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

For purposes hereof, it is understood that any obligations of the Borrower to a Person arising under a Hedging Agreement entered into at the time such Person (or an affiliate thereof) is a “Lender” party to the Credit Agreement shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its affiliate) is no longer a “Lender” party to the Credit Agreement, provided that neither such Person nor any such affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Hedging Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Lender hereunder, it shall have notified the Administrative Agent in writing of the existence of such agreement.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

Guarantee and Security Agreement

“JPMCB” means JPMorgan Chase Bank, N.A.

“Lenders” means any Lender, or any Issuing Bank or Swingline Lender (as defined in the Credit Agreement), that are from time to time party to the Credit Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Notice of Designation” has the meaning specified in Section 6.01.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Portfolio Investments” means any Investment held by the Obligors in their asset portfolio. Without limiting the generality of the foregoing, it is understood that Portfolio Investments includes any right, title and interest of the Obligors in, to and under Hedging Agreements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Secured Parties” means (a) so long as no Trigger Event has occurred and is continuing, Lenders holding more than 50% of the Credit Agreement Obligations at such time or (b) if a Trigger Event shall have occurred and be continuing, Secured Parties holding more than 50% of the aggregate amount of the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations

Guarantee and Security Agreement

pursuant to Section 3.01 and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document.

“Secured Party” means, collectively, the Lenders, the Administrative Agent, each Designated Indebtedness Holder, each Financing Agent and the Collateral Agent.

“Security Documents” means, collectively, this Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the date hereof by any of the Obligors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure indebtedness owing by such issuer to such creditors, (b) such indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an investment held by any Obligor in the ordinary course of business and that is not, under generally accepted accounting principles, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

Guarantee and Security Agreement

“Trigger Event” means any of the following events or conditions:

(a) Acceleration of Secured Obligations representing 66 2/3% or more of the aggregate Secured Obligations at the time outstanding;

(b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Guarantee and Security Agreement

Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01 Organization. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by–laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Obligor.

2.04 Title. Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in Section 1.02) and (b) other Liens not prohibited by the provisions of any Debt Document.

2.05 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Borrower as of the date hereof are correctly set forth in Annex 1 (and of each Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 1 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.03).

Guarantee and Security Agreement

2.06 Changes in Circumstances. No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9–307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9–102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.07 Promissory Notes. Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 3) held by the Borrower on the date hereof (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and having an aggregate unpaid principal amount in excess of $1,000,000.

2.08 Deposit Accounts and Securities Accounts. Annex 3 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Borrower on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Deposit Account in which the average daily balance over the most recent 30 days has been less than $100,000 and any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

Section 3. Guarantee.

3.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and

Guarantee and Security Agreement

several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree

Guarantee and Security Agreement

that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including reasonable fees and other charges of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations, and the expiration and termination of all letters of credit or commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

3.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Credit Agreement, Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Credit Agreement, such Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06 Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

3.08 Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and

Guarantee and Security Agreement

liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) ”Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) ”Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) ”Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

3.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10 Indemnity by Borrower. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been

Guarantee and Security Agreement

made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 4. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a) to the extent constituting Portfolio Investments or Proceeds thereof, all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes), all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), and all Letter-of-Credit Rights where the underlying letter of credit supports a Portfolio Investment; and

(b) all Proceeds of any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

IT BEING UNDERSTOOD, HOWEVER, that (A) in no event shall the security interest granted under this Section 4 attach to any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9–406, 9–407, 9–408 or 9–409 of the Uniform Commercial Code as in effect in the relevant jurisdiction) and (B) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).

Guarantee and Security Agreement

Section 5. Certain Agreements Among Secured Parties.

5.01 Priorities; Additional Collateral.

(a) Pari Passu Status of Obligations. Each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents subject to the terms hereof and the priority of payment established in Section 8.06.

(b) Sharing of Guaranties and Liens. Each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing, provided that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

5.02 Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral or the proceeds therefrom, other than pursuant to the terms of this Agreement, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or proceeds to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the benefit of the Collateral Agent.

5.03 Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

Guarantee and Security Agreement

5.04 Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05 No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

5.06 Rights of Secured Parties as to Secured Obligations. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

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Section 6. Designation of Designated Indebtedness; Recordkeeping, Etc.

6.01 Designation of Other Secured Indebtedness. The Borrower may at any time designate as “Designated Indebtedness” hereunder any Other Secured Indebtedness under and as defined in the Credit Agreement satisfying the terms and conditions of the definition thereof in the Credit Agreement and the provisions of Section 6.01(b) of the Credit Agreement, such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Notice of Designation”), which notice shall identify such Other Secured Indebtedness, request that such Other Secured Indebtedness be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of the chief financial officer or chief executive officer of the Borrower delivered to the Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent

(a) certifying that such Other Secured Indebtedness satisfies the conditions of this Section, and that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Event of Default or Trigger Event shall have occurred and be continuing,

(b) attaching (and certifying as true and complete) copies of the Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto) and

(c) identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each holder of such Designated Indebtedness).

No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each holder of such Designated Indebtedness) shall have executed and delivered to the Collateral Agent a joinder agreement in form and substance satisfactory to the Collateral Agent, appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Financing Agent (or, if there is no Financing Agent, such holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or holder) hereunder, as applicable.

6.02 Recordkeeping. The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time. Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error. Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

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Section 7. Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

7.01 Delivery and Other Perfection. Within 60 days after the acquisition by an Obligor of any Portfolio Investment constituting part of the Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery of such Portfolio Investment. As to all other Portfolio Investments constituting part of the Collateral, such Obligor shall cause the same to be Delivered within five Business Days of the acquisition thereof. In addition, and without limiting the generality of the foregoing, each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary or desirable in the judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) keep full and accurate books and records relating to the Collateral in all material respects, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(b) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require, provided that each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business.

7.02 Other Financing Statements or Control. Except as otherwise permitted under Section 6.02 of the Credit Agreement and the applicable provisions of each other Debt Document, the Obligors shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

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7.03 Additional Subsidiary Guarantors. As contemplated by Section 5.08 of the Credit Agreement, new Subsidiaries of the Borrower formed or acquired by the Borrower after the date hereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 1 through 4, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement.

Section 8. Acceleration Notice; Remedies; Distribution of Collateral.

8.01 Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party or the Borrower which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as a “Acceleration Notice”).

8.02 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03 Events of Default, Etc. During the period during which an Event of Default or Trigger Event shall have occurred and be continuing:

(a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting,

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consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Collateral Agent may, upon ten Business Days’ prior written notice to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

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8.04 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

8.05 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

8.06 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of any Obligor pursuant hereto, and any other cash of any Obligor at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent as follows:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out–of–pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of the Secured Obligations of such Obligor then due and payable, in each case equally and ratably in accordance with the amounts thereof that are then due and payable (it being understood that, to the extent any cover in respect of a letter of credit shall be due and payable under a Debt Document, that such cover shall be deemed to be a Secured Obligation that is due and payable for purposes hereof); and

Fourth, after application as provided in clauses “First”, “Second” and “Third” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

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In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

8.07 Attorney–in–Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default or Trigger Event has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default or Trigger Event the Collateral Agent is hereby appointed the attorney–in–fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney–in–fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9. The Collateral Agent.

9.01 Appointment, Powers and Immunities. Each Lender, the Administrative Agent, each Financing Agent and, by acceptance of the benefits of this Agreement and the other Security Documents, each Designated Indebtedness Holder hereby irrevocably appoints and authorizes JPMCB to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 9.06 and the first sentence of Section 9.07 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Lender or Designated Indebtedness Holder;

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(b) shall not be responsible to the Lenders, the Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02 Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as JPMCB is both the Collateral Agent and the Administrative Agent, the Credit Agreement Obligations) as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

9.03 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties, and such instructions of the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

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9.04 Rights as a Secured Party. With respect to its obligation to extend credit under the Credit Agreement, JPMCB (and any successor acting as Collateral Agent) in its capacity as a Lender under the Credit Agreement shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. JPMCB (and any successor acting as Collateral Agent) and its affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or affiliates) as if it were not acting as Collateral Agent, and JPMCB and its affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

9.05 Indemnification. Each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default or a Trigger Event has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

9.06 Non–Reliance on Collateral Agent and Other Secured Parties. The Administrative Agent and each Financing Agent (and each Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without

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reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07 Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

9.08 Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld (or if an Event of Default or Trigger Event has occurred and is continuing in consultation with the Borrower) to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a bank that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The Borrower shall pay to any successor Collateral Agent the fees and charges necessary to induce such successor Collateral Agent to accept its appointment hereunder.

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9.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys–in–fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys–in–fact selected by it in good faith.

Section 10. Miscellaneous.

10.01 Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, in the case of any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the date hereof, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Administrative Agent or Financing Agent for such Designated Indebtedness Holder.

10.02 No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

10.03 Amendments, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Secured Parties, provided that

(a) no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party,

(b) without the prior written consent of each of the Lenders under the Credit Agreement, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (except that if any amounts have become due and payable in respect of any Designated Indebtedness Obligations or Hedging Agreement Obligations, and

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shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of the Designated Indebtedness Obligations and the Hedging Agreement Obligations, whichever of such obligations are then due and payable, will also be required to release all or substantially all of such collateral,

(c) without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d) without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9;

(e) the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited under the Credit Agreement or to which the Required Secured Parties shall have consented; notwithstanding the foregoing, Portfolio Investments constituting the Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Agent, in connection with any disposition of Portfolio Investments that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under the Credit Agreement; and

(f) the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is the subject of a disposition not prohibited under the Debt Documents or to which the Required Secured Parties shall have consented and upon such release, the Collateral Agent is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties for all reasonable out-of-pocket costs and expenses incurred by them (including the reasonable fees, charges and disbursements of legal counsel) in connection with (i) any Default or Trigger Event and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange,

Guarantee and Security Agreement

enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b) Indemnification by the Obligors. The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the willful misconduct or gross negligence of such Indemnitee or (y) a claim brought by the Borrower or any Obligor against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Debt Documents, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

10.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the

Guarantee and Security Agreement

parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

10.08 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

Guarantee and Security Agreement

(c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.10 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Guarantee and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

Address for Notices

Apollo Investment Corporation
9 West 57th Street, 41st Fl
New York, N.Y. 10019

Guarantee and Security Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Address for Notices

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas 77002-8069
Attention: Missy Barbosa
Telecopy No.: (713) 750–2223
Telephone No. (713) 750–3570)

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Address for Notices

JPMorgan Chase Bank, N.A.
Global Credit and Risk Management
Operations
270 Park Avenue
15th floor
New York, New York 10017
Attention: Edna Norat
Telephone: 212-270-7367
Facsimile: 212-270-4392

with a copy to:

JPMorgan Chase Bank, N.A.
Financial Institutions Corporate Banking
270 Park Avenue
22nd floor
New York, New York 10017
Attention: Christine Herrick
Telephone: 212-270-9747
Facsimile: 212-270-1511

Guarantee and Security Agreement

ANNEX 1

FILING DETAILS

[See Section 2.05]

Legal name:

Apollo Investment Corporation

Type of organization:

Corporation

Jurisdiction of organization:

Maryland

Organizational Identification Number:

MD D0777430

Tax Identification Number:

52-2439556

Mailing Address:

9 West 57th Street – 41st Floor

New York, NY 10019

Annex 1 to Guarantee and Security Agreement

ANNEX 2

PROMISSORY NOTES

[See Section 2.07]

None.

Annex 2 to Guarantee and Security Agreement

ANNEX 3

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

[See Sections 2.08]

Deposit Accounts

Bank	Account Number
JPMorgan Chase Bank, N.A.	25443404
JPMorgan Chase Bank, N.A.	0728185967
JPMorgan Chase Bank, N.A.	6710025443401
JPMorgan Chase Bank, N.A.	6710025443402
JPMorgan Chase Bank, N.A.	6710025443403
JPMorgan Chase Bank, N.A.	6710025443404

Securities Accounts

Securities Intermediary	Name of Account	Account Number
JPMorgan Chase Bank, N.A.	US – Cash and Securities	P 85967
JPMorgan Chase Bank, N.A.	Global Securities	32926

Commodity Accounts

None.

Annex 3 to Guarantee and Security Agreement

EXHIBIT A

[Form of Notice of Designation]

[Date]

JPMorgan Chase Bank, N.A.,

  as Collateral Agent

[Address]

Attention:

Ladies and Gentlemen:

Reference is made to the Guarantee and Security Agreement, dated as of [            ], 2005 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), between Apollo Investment Corporation, the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the Borrower hereby designates the following Other Secured Indebtedness as “Designated Indebtedness” under the Guarantee and Security Agreement:

[Complete as appropriate]

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

Form of Notice of Designation

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of                      ,          by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                          (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Apollo Investment Corporation (the “Borrower”), the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein, are parties to a Guarantee and Security Agreement dated as of [                ], 2005 (the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted liens in favor of the Collateral Agent as collateral security for the “Secured Obligations” (as defined therein). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 7.03 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and an “Obligor”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto. Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.

In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement.

Guarantee Assumption Agreement

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY
GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Guarantee Assumption Agreement

Appendix A

SUPPLEMENTS TO ANNEXES TO

GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 1:

[to be completed]

Supplement to Annex 2:

[to be completed]

Supplement to Annex 3:

[to be completed]

Guarantee Assumption Agreement

EXHIBIT B-2

[Form of Guarantee and Security Agreement Confirmation]

GUARANTEE AND SECURITY AGREEMENT CONFIRMATION

GUARANTEE AND SECURITY AGREEMENT CONFIRMATION dated as of             , 2006 between APOLLO INVESTMENT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”); JPMORGAN CHASE BANK, N.A., as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties referred to in said Guarantee and Security Agreement (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

The parties hereto are party to a Guarantee and Security Agreement dated as of April 14, 2005 (the “Guarantee and Security Agreement”) executed and delivered in connection with a Senior Secured Revolving Credit Agreement dated as of April 14, 2005 (the “Existing Credit Agreement”) between the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Concurrently with the execution and delivery hereof, the Existing Credit Agreement is being amended and restated in its entirety pursuant to an Amended and Restated Senior Secured Revolving Credit Agreement dated as of the date hereof (the “Restated Credit Agreement”) between the Borrower, certain of the lenders party to the Existing Credit Agreement, certain additional lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent.

By its signature below, the Borrower hereby confirms that the obligations of the Borrower under the Restated Credit Agreement are entitled to the benefits of the collateral security provided for under the Guarantee and Security Agreement, and constitute “Secured Obligations” thereunder, as fully as if each reference to “the Credit Agreement” in the Guarantee and Security Agreement were a reference to the Restated Credit Agreement.

Guarantee and Security Agreement Confirmation

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement Confirmation to be duly executed and delivered as of the day and year first above written.

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Guarantee and Security Agreement Confirmation

EXHIBIT C

[Form of Opinion of Counsel to JPMCB]

March     , 2006

To the Lenders that are parties to the

    Amended and Restated Senior Secured

    Revolving Credit Agreement referred to below

    and JPMorgan Chase Bank, N.A. as Administrative

    Agent for such Lenders (the “Administrative Agent”)

Ladies and Gentlemen:

We have acted as special New York counsel to JPMorgan Chase Bank, N.A., in connection with the Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 31, 2006 (the “Credit Agreement”) between Apollo Investment Corporation (the “Borrower”), the financial institutions referred to as “Lenders” therein (the “Lenders”) and the Administrative Agent. Terms defined in the Credit Agreement have the same respective defined meanings when used herein.

In rendering the opinions expressed below, we have examined:

(a) an executed counterpart of the Credit Agreement;

(b) an executed counterpart of the Guarantee and Security Agreement;

(c) an executed counterpart of the Guarantee and Security Agreement Confirmation;

(d) an executed counterpart of the Custody Accounts Control Agreement dated as of April 14, 2005 (the “Custody Accounts Control Agreement”) between the Borrower, JPMorgan Chase Bank, N.A., as Collateral Agent, and JPMorgan Chase Bank, N.A., as Custodian;

(e) the UCC-1 financing statement naming the Borrower as debtor and the Collateral Agent as secured party, a copy of which is attached as Annex 1 hereto (the “Financing Statement”); and

(f) such other documents and instruments as we have deemed necessary for purposes of the opinions set forth herein.

Opinion of Counsel to JPMCB

The documents listed in paragraphs (b), (c) and (d) above are herein collectively called the “Security Documents”, and the documents listed in paragraphs (a) through (d) above are herein collectively called the “Loan Documents”.

In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Loan Documents.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Loan Documents. We have also assumed that each of the Loan Documents has been duly authorized, executed and delivered by, and (except, to the extent set forth below, as to the Borrower) constitutes a legal, valid, binding and enforceable obligation of, all of the parties thereto, that all signatories thereto have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

(1) Each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

(2) The Guarantee and Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement), a valid security interest under the Uniform Commercial Code as in effect in New York (the “UCC”) in the Collateral as defined therein, provided that (a) such security interest will continue in such Collateral after disposition thereof and in any proceeds (as defined in §9–102(a)(64) of the UCC) thereof only to the extent provided in §9-315 of the UCC, and (b) such security interest in any portion of such Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

Opinion of Counsel to JPMCB

(3) The security interest created by the Guarantee and Security Agreement in that portion of the Collateral consisting of accounts, general intangibles, investment property and tangible chattel paper, as such terms are defined in the UCC, will be perfected by the filing of the Financing Statement in the Office of the Secretary of State of Maryland.

The foregoing opinions are also subject to the following comments and qualifications:

(A) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(B) The enforceability of Section 9.03(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, wilful misconduct or unlawful conduct.

(C) We express no opinion as to (i) the last sentence of Section 2.17(d) of the Credit Agreement, (ii) the first sentence of Section 9.09(b) of the Credit Agreement or any comparable provision of any of the other Loan Documents insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iii) the waiver of inconvenient forum set forth in Section 9.09(c) of the Credit Agreement or any comparable provision of any of the other Loan Documents with respect to proceedings in the United States District Court for the Southern District of New York or (iv) Section 3.07 or 3.09 of the Guarantee and Security Agreement.

(D) We wish to point out that the obligations of the Borrower, and the rights and remedies of the Secured Parties, under each of the Security Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Collateral Agent inadequate for the practical realization of the substantive benefits purported to be provided by such Security Document.

(E) We express no opinion as to the existence of, or the right, title or interest of the Borrower in, to or under, any of the Collateral as defined in any of the Security Documents, and except as expressly provided in paragraphs (2) and (3) above, we express no opinion as to the creation, perfection, effect of perfection or non-perfection, or priority of any security interest in any of such Collateral.

Opinion of Counsel to JPMCB

(F) We express no opinion as to the effect of any rule adopted by any clearing corporation, as defined in §8-102(a) of the UCC, governing rights and obligations among such clearing corporation and its participants; our opinion with respect to any security entitlement is subject to Part 5 of Article 8 of the UCC; and we express no opinion as to the creation, perfection or priority of any security interest in any obligations of the Government of the United States or any agency or instrumentality thereof except for obligations subject to the Revised Book-Entry Rules.

For purposes hereof, the “Revised Book-Entry Rules” means 31 C.F.R. §357 (Treasury bills, notes and bonds); 12 C.F.R. §615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §987 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. §81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. §1511 (book-entry securities of the Resolution Funding Corporation); 31 C.F.R. §354 (book-entry securities of the Student Loan Marketing Association); and 24 C.F.R. §350 (book-entry securities of the Government National Mortgage Association).

(G) We wish to point out that the acquisition by the Borrower after the initial extension of credit under the Credit Agreement of an interest in property that becomes subject to the lien of any of the Security Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

(H) With respect to our opinion in paragraph (3) above, we express no opinion as to the creation or perfection of any security interest in any portion of the Collateral to the extent that, pursuant to §9-109(c) or (d) of the UCC, Article 9 of the UCC does not apply thereto.

(I) The penultimate sentence of Section 3.02 of the Guarantee and Security Agreement may not be enforceable to the extent that the Guaranteed Obligations as defined therein are materially modified.

(J) We wish to point out with reference to obligations stated to be payable in a currency other than Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

Opinion of Counsel to JPMCB

The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the law of any other jurisdiction.

This opinion letter is provided to you by us as special New York counsel to JPMorgan Chase Bank, N.A. pursuant to Section 4.01(c) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without our prior written consent in each instance.

Very truly yours,

RJW/EKM

Opinion of Counsel to JPMCB

Annex 1

[Financing Statement]

Opinion of Counsel to JPMCB

EXHIBIT D

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

Monthly accounting period ended                  , 200

Reference is made to the Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 31, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between Apollo Investment Corporation (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein. The contents of this certificate are confidential and subject to Section 9.13(b) of the Credit Agreement.

Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, the                      of the Borrower, and as such a Financial Officer of the Borrower, hereby certifies on behalf of the Borrower that attached hereto as Annex 1 is (a) a complete and correct list as at the end of the monthly accounting period ended                     , 200     of all Portfolio Investments included in the Collateral, indicating, in the case of each such Portfolio Investment, (i) the classification thereof for purposes of Section 5.13 of the Credit Agreement, (ii) the Value thereof as determined in accordance with Section 5.12 of the Credit Agreement, (iii) whether or not such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement), (iv) the Advance Rates (as adjusted pursuant to Section 5.13 of the Credit Agreement) applicable to each Portfolio Investment and (b) a true and correct calculation of the Borrowing Base as at the end of such monthly accounting determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the              day of             , 200    .

Title:

Borrowing Base Certificate

Annex 1

[Borrowing Base Calculation]6

Cash, Cash Equivalents and

    Short-Term U.S. Government Securities

Identity of Investment	Value of Investment	Advance Rate[7]	Delivered (Yes or No)
Total: $ Long-Term U.S. Government Securities
Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

6.	Set out below is the minimum information required; the Borrower may, if convenient, supplement this Annex with additional information.
7.	The Advance Rate adjustments are to be calculated pursuant to Exhibit A to Annex 1. For purposes of completing this Annex 1, if an Investment has more than one Advance Rate applicable to separate parts of such Investment, each Advance Rate is to be separately listed; for example, if $5,000,000 of a $10,000,000 quoted Performing Cash Pay Mezzanine Investment has an Advance Rate of 70% and the remaining $5,000,000 has an Advance Rate of 35% due to adjustment of the Advance Rate pursuant to Section 5.13(a) of the Credit Agreement, such Investment should be listed as follows and the calculation of the adjusted Advance Rate at 35% should be calculated in Exhibit A to Annex 1:

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)
XYZ Investment	$5,000,000	70%	Yes
XYZ Investment	$5,000,000	35%	Yes

Borrowing Base Certificate

Performing First Lien Bank Loans

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Performing Second Lien Bank Loans

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Performing Cash Pay High Yield Securities

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Performing Cash Pay Mezzanine Investments

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Borrowing Base Certificate

Performing Non-Cash Pay High Yield Securities

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Performing Non-Cash Pay Mezzanine Investments

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Non-Performing First Lien Bank Loans

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Non-Performing Second Lien Bank Loans

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Borrowing Base Certificate

Non-Performing High Yield Securities

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Non-Performing Mezzanine Investments

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Performing Common Equity

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Non-Performing Common Equity

Identity of Investment	Value of Investment	Advance Rate	Delivered (Yes or No)

Total: $

Borrowing Base Certificate

Borrowing Base Calculations

Adjustment for limit on Borrowing Base attributable to common equity and warrants:

(1)	Aggregate amount of Borrowing Base attributable to common equity and warrants (not to exceed 25% of 5(d) below)	$

(2)	Aggregate amount of Borrowing Base not attributable to common equity and warrants	$

(3)	Total Adjusted Borrowing Base: Sum of (1) and (2)	$

Calculation of Borrowing Base Deficiency:

(4)	Total Borrowing Base:	$

(5)	Calculation of Covered Debt Amount:

	(a) Revolving Credit Exposure	$

	(b) Permitted Indebtedness Amount	$

	(c) LC Exposures fully cash collateralized	$(	)

	(d) Sum of (5)(a) plus (5)(b) minus (5)(c)	$

(6)	Available Borrowing Base (Borrowing Base Deficiency):
(4) minus (5)(d) $

Borrowing Base Certificate

Exhibit A to Annex 1

[Calculation of Adjustments to Advance Rates]

Adjustments to Advance Rates applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, in accordance with GAAP, that exceeds 10% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries):

50% of the Advance Rate otherwise applicable determined as follows:

[complete as appropriate]

Adjustments to Advance Rates applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 20% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries):

0% of the Advance Rate otherwise applicable determined as follows:

[complete as appropriate]

Adjustments to Advance Rates applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group (which for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries

• that exceeds 20% of Shareholders’ Equity, unless in a single Industry Classification Group designated by the Borrower to the Administrative Agent; only one such Group may be designated):

0% of the Advance Rate otherwise applicable determined as follows:

[complete as appropriate]

• that exceeds 30% of Shareholders’ Equity in a single Industry Classification Group designated by the Borrower to the Administrative Agent):

0% of the Advance Rate otherwise applicable determined as follows:

[complete as appropriate]

Borrowing Base Certificate